EXHIBIT 99.1

Predictive Oncology Inc. Reports Second Quarter 2019 Financial Results and Provides Corporate Update

Management to Host Conference Call to Review Financial Results and Provide Corporate Update at 5:30PM Today

MINNEAPOLIS, Aug. 19, 2019 (GLOBE NEWSWIRE) -- Predictive Oncology Inc., (NASDAQ: POAI) (“Predictive Oncology ” or “the Company”) an artificial intelligence (AI) and data-driven functional precision medicine company with the mission of improving the standard of care for cancer patients through innovative data-driven products and services announced financial results for the quarter ended June 30, 2019 and provided a business update.

Business highlights of the second quarter of 2019 through recent weeks include:

  The Skyline Medical division has received its first order from India for four machines to be sold to local hospitals. The sale of these four STREAMWAY units in India marks our entry into that country.
  Helomics announced a joint collaborative agreement with UPMC to study the use of artificial intelligence to improve clinical decision making for ovarian cancer patients.
  Helomics signed a collaborative research agreement with Pittsburgh, Pa.-based molecular imaging company, ChemImage to better determine disease progression in prostate cancer.
  Predictive Oncology appointed Amelia Warner, Pharm.D., RPh, as the interim chief operating officer for its Helomics division.
  Announced our corporate name change to Predictive Oncology Inc., which reflects the company’s mission and strategic focus.
  Helomics, Inc. and National Alopecia Areata Foundation signed a services agreement to provide next-generation patient registry for Alopecia Areata Research.
  TumorGenesis and partner 48Hour Discovery received Alberta Innovates grant for development of novel cancer treatments.
  Helomics contracted to provide CRO and Artificial Intelligence drug development services to SpeciCare for a precision medicine trial.
  Helomics initiated a collaboration with Viome to determine role of gut microbiome in ovarian cancer.
  Helomics merger completed on April 4, 2019.

Dr. Carl Schwartz, Predictive’s Chief Executive Officer commented, “During the quarter we officially changed our company name to Predictive Oncology Inc. which better reflects our commitment to applying artificial intelligence to precision medicine and drug discovery. Along with the name change, we appointed Amelia Warner, Pharm.D., RPh, as Interim Chief Operating Officer of Helomics to bolster our management team. Dr. Warner brings 15 years of experience in building businesses in the area of personalized medicine. Also, we continue to see multiple collaborations taking place across our businesses. We entered an agreement with Interpace Diagnostics (NASDAQ: IDXG) to develop a pipeline of products that work seamlessly together to diagnose and assess the risk for thyroid cancer as well as provide appropriate therapeutic recommendations. Our Helomic subsidiary signed a collaborative research agreement with molecular imaging company, ChemImage to expand personalized medicine to prostate cancer prognosis and treatment. The collaboration will focus on the feasibility of coupling genomics to Raman spectroscopy to better determine disease progression in prostate cancer. Lastly, our Skyline Medical Division expanded its Asian market share with first-ever orders of STREAMWAY Systems in India. This marks an exciting milestone in our continued global market expansion. We continue to make progress building and shaping our businesses and expect this momentum to continue for the rest of 2019.”

Financial Results

Revenue for the quarter ended June 30, 2019 was $286,151 compared with $358,586 for the same period of 2018, a 20 percent decrease year over year. Revenue included the sale of 14 STREAMWAY systems and disposable supplies, 10 domestically and 4 internationally, compared to 25 sales of the system in the comparable period of 2018. Cost of sales was $118,000 in the second quarter of 2019, compared to $109,000 in Q2 2018. Gross profit margin declined to 59% percent versus 70% in the second quarters of 2019 and 2018 respectively. Operating expenses for the quarter ended June 30, 2019 were $1,271,258 compared to $378,906 for the second quarter of 2018. General and accounting expenses were approximately $3,310,368, compared to approximately $729,528 during the same period of the previous year. Sales and marketing expenses remained relatively consistent at $685,029, compared to $554,084 for the second quarter of 2018.

Cash balance was approximately $70,000 as of June 30, 2019.

Conference Call

The company will host a conference call at 5:30 pm eastern time today to review financial results and provide a corporate update. Participants are asked to preregister for the call through the following link: http://dpregister.com/10134447. Please note that registered participants will receive their dial in number upon registration and will dial directly into the call without delay. Those without internet access or who are unable to pre-register may dial in by calling: 1-800-603-0527 (domestic), 1-412-317-2508 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Predictive Oncology call.

The conference call will also be available through a live webcast, which can be accessed via the following link: https://services.choruscall.com/links/poai190819.html which will also be available through the company’s website at: http://investors.skylinemedical.com/events-and-presentations.

An audio replay of the call will be available approximately one hour after the end of the call through September 19, 2019. The replay can be accessed via Predictive Oncology’s website or by dialing 1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 10134447.

A webcast replay of the call will also be available approximately one hour after the end of the call through November 19, 2019. The replay can be accessed through the above links.

About Predictive Oncology Inc.
Predictive Oncology (formerly Precision Therapeutics Inc.) (Nasdaq: POAI) operates through its three business units, Helomics, TumorGenesis and Skyline Medical. Helomics applies artificial intelligence to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. Helomics’ CLIA-certified lab provides clinical testing that assists oncologists in individualizing patient treatment decisions, by providing an evidence-based roadmap for therapy. In addition to its proprietary precision oncology platform, Helomics offers boutique CRO services that leverage its TruTumor™, patient-derived tumor models coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and an AI-powered proprietary bioinformatics platform (D-CHIP) to provide a tailored solution to its clients’ specific needs. Predictive Oncology’s TumorGenesis subsidiary is developing a new rapid approach to growing tumors in the laboratory, which essentially “fools” cancer cells into thinking they are still growing inside a patient. Its proprietary Oncology Discovery Technology Platform kits will assist researchers and clinicians to identify which cancer cells bind to specific biomarkers. Once the biomarkers are identified they can be used in TumorGenesis’ Oncology Capture Technology Platforms which isolate and help categorize an individual patient’s heterogeneous tumor samples to enable the development of patient specific treatment options. Helomics and TumorGenesis are focused on ovarian cancer. Predictive Oncology’s Skyline Medical division markets its patented and FDA cleared STREAMWAY System, which automates the collection, measurement and disposal of waste fluid, including blood, irrigation fluid and others, within a medical facility, through both domestic and international divisions. The company has achieved sales in five of the seven continents through both direct sales and distributor partners. For more information, please visit www.predictiveoncology.net.

Forward-looking Statements
Certain of the matters discussed in the press release contain forward-looking statements that involve material risks to and uncertainties in the Company’s business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include (i) risks related to the recent merger with Helomics, including the fact that the combined company will not be able to continue operating without additional financing; possible failure to realize anticipated benefits of the merger; costs associated with the merger may be higher than expected; the merger may result in disruption of the Company’s and Helomics’ existing businesses, distraction of management and diversion of resources; and the market price of the Company’s common stock may decline as a result of the merger; (ii) risks related to our partnerships with other companies, including the need to negotiate the definitive agreements; possible failure to realize anticipated benefits of these partnerships; and costs of providing funding to our partner companies, which may never be repaid or provide anticipated returns; and (iii) other risks and uncertainties relating to the Company that include, among other things, current negative operating cash flows and a need for additional funding to finance our operating plan; the terms of any further financing, which may be highly dilutive and may include onerous terms; unexpected costs and operating deficits, and lower than expected sales and revenues; sales cycles that can be longer than expected, resulting in delays in projected sales or failure to make such sales; uncertain willingness and ability of customers to adopt new technologies and other factors that may affect further market acceptance, if our product is not accepted by our potential customers, it is unlikely that we will ever become profitable; adverse economic conditions; adverse results of any legal proceedings; the volatility of our operating results and financial condition; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; Precision’s ability to implement its long range business plan for various applications of its technology; Precision’s ability to enter into agreements with any necessary marketing and/or distribution partners and with any strategic or joint venture partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of Precision’s technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC, which are available for review at www.sec.gov. This is not a solicitation to buy or sell securities and does not purport to be an analysis of Precision’s financial position. See Precision’s most recent Annual Report on Form 10-K, and subsequent reports and other filings at www.sec.gov.

Contacts:
Investor Relations
CORE IR
Bret Shapiro
516-222-2560
brets@coreir.com

Media
Jules Abraham
CORE IR
julesa@coreir.com
917-885-7378

Predictive Oncology, Inc.
Condensed Consolidated Balance Sheet
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$69,557	$162,152
Certificates of deposit	-	-
Accounts Receivable	299,046	232,602
Notes Receivable (inclusive of $0 and $452,775 in advances to Helomics; net of $787,524 allowance for credit losses)	250,000	497,276
Loan Receivable	-	-
Inventories	320,876	241,066
Prepaid Expense and other assets	154,523	318,431
Total Current Assets	1,094,002	1,451,527

Notes Receivable	-	1,112,524
Fixed Assets, net	1,769,813	180,453
Intangibles, net	4,591,872	964,495
Lease Right of Use Assets	1,005,525	-
Goodwill	23,790,290	-
Total Assets	$32,251,502	$3,708,999

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$3,538,832	$445,689
Note Payable - Net of Discounts of $573,155 and $1,032,814	3,808,751	1,634,914
Accrued Expenses	1,035,501	1,279,114
Derivative Liability	541,599	272,745
Deferred Revenue	29,706	23,065
Lease Liability - Net of Long-Term Portion	501,427	-
Total Current Liabilities	9,455,816	3,655,527

Long-Term Liabilities:
Accrued Expenses	-	-
Lease Liability	504,098	-

Total Liabilities	9,959,914	3,655,527
Commitments and Contingencies	-	-

Stockholders' Equity
Series E Convertible Preferred Stock, $.01 par value, 350 shares authorized, 83.4 and 0 shares outstanding (Liquidation value$843,000)	1	-
Series B Convertible Preferred Stock, $.01 par value, 20,000,000 authorized, 79,246 and 79,246 outstanding	792	792
Series D Convertible Preferred Stock, $.01 par value, 20,000,000 authorized, 3,500,000 and 0 outstanding	35,000	-
Common Stock, $.01 par value, 100,000,000 authorized, 30,974,761 and 14,091,748 outstanding	309,747	140,917
Additional paid-in capital	86,882,073	63,019,708
Accumulated Deficit	(64,936,025)	(63,107,945)
Accumulated Other Comprehensive income	-	-
Total Stockholders' Equity	22,291,588	53,472

Total Liabilities and Stockholders' Equity	$32,251,502	$3,708,999

Predictive Oncology, Inc.
Condensed Consolidated Statements of Net Loss
(Unaudited)

	Three Months Ended		Six Months Ended
	2019	2018	2019	2018
Revenue	$286,151	$358,586	$541,392	$770,179

Cost of goods sold	118,390	108,970	192,106	226,314

Gross margin	167,761	249,616	349,286	543,865

General and administrative expense	3,310,368	729,528	4,808,314	1,945,670

Operations expense	1,271,258	378,906	1,737,824	666,496

Sales and marketing expense	685,029	554,084	1,239,245	1,104,623

Total operating loss	(5,098,894)	(1,412,902)	(7,436,097)	(3,172,924)

Gain on revaluation of cash advances to Helomics	1,222,244		1,222,244
Other income	(3,223)	-	50,209	-

Other Expense	819,283	-	1,389,059	-

Gain/(loss) on equity method investment	6,164,260	(960,508)	5,724,623	(960,508)

Net Income/(loss )	1,465,104	(2,373,410)	(1,828,080)	(4,133,432)

Deemed dividend on Series E Convertible Preferred Stock	20,398	-	20,398	-

Net income/(loss) attributable to common shareholders	$1,444,706	$(2,373,410)	$(1,848,478)	$(4,133,432)

Gain/(loss) attributable to common shareholders per common share - basic	$0.05	$(0.20)	$(0.08)	$(0.36)
Gain/(loss) attributable to common shareholders per common share - diluted	$0.02	$(0.20)	$(0.08)	$(0.36)

Weighted average shares used in computation - basic	29,609,373	11,878,490	22,747,544	11,632,221
Weighted average shares used in computation - diluted	60,070,783	11,878,490	22,747,544	11,632,221